Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEETS OF

AXIM BIOTECHNOLOGIES, INC AND SAPPHIRE BIOTECH, INC.

AS OF DECEMBER 31, 2019

	Axim Biotechnologies, Inc.	Sapphire Biotech, Inc.	Proforma Adjustments (a)	Proforma Adjustments (b)	Notes	Proforma Amounts
ASSETS
Current assets:
Cash	$511,630	$215,337				$726,967
Accounts receivable	315,843	-				315,843
Inventory	487,814	-				487,814
Prepaid expenses	77,606	-				77,606
Loan receivable	5,000	-				5,000
Marketable securities	213,745	-				213,745
Investment in Joint Venture	27,490	-				27,490
Total current assets	1,639,128	215,337				1,854,465

Property and equipment, net of accumulated depreciation	2,237	3440				5,677

Other Assets:
Acquired intangible asset - intellectual property licensing agreement, net	50,534	7785	7,336,719		5	7,395,038
Other assets	-	-				-
Total other assets	50,534	7,785				7,395,038

TOTAL ASSETS	$1,691,899	$226,562	7,336,719			$9,255,180

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$774,781	$13,752				$788,533
Due to shareholder	5,000	-				5,000
Due to first insurance funding	42,121	-				42,121
Due to related party	1,526,603	-				1,526,603
Promissory note - related party	1,046,926	324,218				1,371,144
Deferred Revenue	-	26,506				26,506
Total current liabilities	3,395,431	364,476	-			3,759,907

Long-term liabilities:
Convertible note payable net of unamortized debt discount	5,056,865	-				5,056,865

Total long-term liabilities	5,056,865	-				5,056,865
TOTAL LIABILITIES	8,452,296	364,476				8,816,772

STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value, 5,000,000 shares authorized;

Series B Convertible Preferred Stock, $0.0001 par value 500,000 shares designated,
500,000 and 500,000 shares issued and outstanding, respectively	50					50
Series C Convertible Preferred Stock, $0.0001 par value 500,000 shares designated,
500,000 and 500,000 shares issued and outstanding, respectively	50					50

Common stock, $0.0001 par value, 300,000,000 shares authorized	6,485	1	(1)	5,400	5	11,885
Additional paid in capital	28,623,060	524,999	6,673,806	(5,400)	5	35,816,465
Common stock to be issued	50,000	-	-			50,000
Accumulated deficit	(35,440,042)	(662,914)	662,914		5	(35,440,042)
TOTAL STOCKHOLDERS' DEFICIT	(6,760,397)	(137,914)	7,336,719			438,408

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,691,899	$226,562	7,336,719			$9,255,180

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS OF

AXIM BIOTECHNOLOGIES, INC AND SAPPHIRE BIOTECH, INC

For the year ended December 31, 2019

	Axim Biotechnologies, Inc	Sapphire Biotech, Inc.	Proforma Adjustments (c)	Proforma Adjustments	Notes	Proforma Amounts

Revenues	$799,483	$6,837				$806,320
						-
Cost of goods sold	575,694	5,697				581,391
Gross profit	223,789	1,140				224,929

Operating Expenses:

Research and development expenses	2,452,506	206,212				2,658,718
Selling, general and administrative	4,273,598	323,490				4,597,088
Depreciation and amortization	3,356	-	307,195		5	310,551

Total operating expenses	6,729,460	529,702				7,566,357
						-
Loss from operations	(6,505,671)	(528,562)				(7,341,428)

Other (income) expenses:
Unrealized gain on marketable securities	(113,748)	-				(113,748)
Realized gain on marketable securities	(268,274)	-				(268,274)
Amortization of debt discount	75,272	-				75,272
Loss on extinguishment of debt	-	-				-
Interest expense	248,636	13,043				261,679
Total other (income) expenses	(58,114)	13,043				(45,071)

Loss before provision of income tax	(6,447,557)	(541,605)	(307,195)			(7,296,357)
Provision for income tax	-	-				-

NET LOSS	$(6,447,557)	$(541,605)				$(7,296,357)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,447,557)	$(541,605)				$(7,296,357)

Loss per common share - basic and diluted	$(0.10)				6	(0.07)

Weighted average common shares outstanding - basic and diluted	61,947,333					115,947,333

The accompanying notes are an integral part of these  unaudited pro forma combined condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma combined condensed consolidated financial statements are prepared under the acquisition accounting method in accordance with ASC 805, with Axim Biotechnologies, Inc. treated as the acquirer. Under the acquisition accounting method, the total estimated purchase price allocation is calculated as described in Note 4. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates, and these estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. The final amounts recorded for the acquisition may differ materially from the information presented herein.

The unaudited pro forma combined condensed consolidated financial statements were prepared in accordance with GAAP, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the acquisition and adjustments described in these Notes to the unaudited pro forma combined condensed consolidated financial statements. The unaudited pro forma combined condensed consolidated balance sheet is presented as if the acquisition had occurred on December 31, 2019 and the unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2019 are presented as if the acquisition had occurred on January 1, 2019.

2. Accounting Policies

As a result of the continuing review of Sapphire Biotech, Inc.’s accounting policies, Axim Biotechnologies, Inc. may identify differences between the accounting policies of the two businesses that, when conformed, could have a material impact on the combined financial statements. The unaudited pro forma combined condensed consolidated financial statements do not assume any differences in accounting policies.

3. Preliminary Purchase Price Consideration

Subject to the terms and conditions of the acquisition agreement, Axim Biotechnologies, Inc. will issue 54,000,000 common shares to seller at a price per share of $0.139, which was its price per share at the time of closing the acquisition.

The requirement to determine the final purchase price using the number of Axim Biotechnologies, Inc. shares to be issued as part of the closing and the closing price of Axim Biotechnologies, Inc.’s common stock as of the closing date could result in a total purchase price different from the price assumed in these unaudited pro forma combined condensed consolidated financial statements, and that difference may be material. Therefore, the estimated consideration expected to be transferred reflected in these unaudited pro forma combined condensed consolidated financial statements does not purport to represent what the actual consideration transferred will be when the acquisition is completed.

For purposes of these unaudited pro forma combined condensed consolidated financial statements, the estimated purchase price has been allocated among Sapphire Biotech, Inc.’s tangible and intangible assets and liabilities assumed based on their estimated fair value as of December 31, 2019. The final determination of the allocation of the purchase price will be based on the estimated fair value of such assets and assumed liabilities as of the date of closing of the acquisition. Such final determination of the purchase price allocation may be significantly different from the preliminary estimates used in these unaudited pro forma combined condensed consolidated financial statements.

4. Preliminary Estimated Purchase Price Allocation

The following allocation of the preliminary estimated purchase price assumes, with the exception of goodwill and other identifiable intangible assets, carrying values approximate estimated fair value. The calculation of the purchase price consideration to acquire Sapphire Biotech, Inc. is as follows:

Axim Biotechnologies, Inc. common stock consideration	54,000,000
Estimated Axim Biotechnologies, Inc. common stock price at closing	$.139
Total purchase price consideration	$7,506,000

Based upon these assumptions, the total purchase price consideration was allocated to Sapphire Biotech, Inc.’s assets and assumed liabilities, as of December 31, 2019, as follows:

Estimated Fair
Value
Cash and cash equivalents	$215,337
Total current assets	215,337

Property and equipment, net	3,440
Identifiable intangible assets, net	7,643,914
Goodwill	7,785
Total Assets Acquired	7,870,476

Accounts payable	$13,752
Accrued expenses and other current liabilities	26,506
Notes Payable	324,218
Total current liabilities	364,476

Total Liabilities Assumed	364,476

Net Assets Acquired	7,506,000

Total Estimated Purchase Price	$7,506,000

The preliminary amounts assigned to identifiable intangible assets and estimated weighted average useful lives are as follows:

	Range of Useful Life (in years)	Estimated Fair Value as of December 31, 2019
Proprietary Research	indefinite	$1,500,000
Identifiable intangible assets, net	20	6,143,914
		$7,643,914

The identifiable intangible assets are amortized using a straight-line method.

The final determination of the purchase price allocation will be based on the actual net tangible and intangible assets of Sapphire Biotech, Inc. that will exist on the date of the acquisition and completion of the valuation of the fair value of such net assets. Axim Biotechnologies, Inc. anticipates that the ultimate purchase price allocation of balance sheet accounts such as current assets and assumed liabilities, property and equipment, intangible assets and long-term assets and assumed liabilities will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the acquired assets and assumed liabilities will be recorded as adjustments to those assets and liabilities.

5. Preliminary Pro Forma Financial Statement Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

a)To record the preliminary purchase price allocation.

b)To record the stockholders’ equity balances at the time the acquisition take place.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations

Conforming Reclassifications Between Axim Biotechnologies, Inc. and Sapphire Biotech, Inc:

The following adjustments have been made to the presentation of Sapphire Biotech, Inc.’s historical consolidated financial statements to conform to US GAAP presentation:

Pro Forma Adjustments

c)Represents estimated increase in depreciation and amortization of $307,195 related to the fair value adjustment of intangible assets acquired.

d)No net income tax benefit because of the full valuation allowance.

6. Pro Forma Combined Net Income (Loss) per Share

The pro forma basic and diluted net income (loss) per share presented in the unaudited pro forma combined condensed consolidated statements of operations is computed based on the weighted-average number of shares outstanding:

Year Ended December 31, 2019
Pro Forma net loss available to common stockholders, as combined	$7,296,351
Axim Biotechnologies, Inc.’s weighted-average shares, Basic and Diluted	61,947,333
Shares expected to be issued upon acquisition of Sapphire Biotech, Inc.	54,000,000
Pro Forma weighted-average shares, Basic and Diluted	105,947,333
Pro Forma net loss per share, Basic and Diluted	$(0.07)